UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 31, 2019

Liberty Global plc
(Exact Name of Registrant as Specified in Charter)

England and Wales	001-35961	98-1112770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

Griffin House, 161 Hammersmith Rd, London, United Kingdom
W6 8BS
(Address of Principal Executive Office)

+44.208.483.6449 or 303.220.6600
(Registrant’s telephone number, including area code)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Class A ordinary shares	LBTYA	Nasdaq Global Select Market
Class B ordinary shares	LBTYB	Nasdaq Global Select Market
Class C ordinary shares	LBTYK	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01    Completion of Acquisition or Disposition of Assets.
As previously disclosed on August 5, 2019 by Liberty Global plc (“Liberty Global”) in a Current Report on Form 8-K, on July 31, 2019, Liberty Global and certain of its subsidiaries completed the sale of Liberty Global's businesses and operations in Germany, Romania, Hungary and the Czech Republic to Vodafone Group plc, a public limited company organized under the laws of England and Wales, and certain of its subsidiaries, for a total enterprise value of approximately €19.0 billion ($21.3 billion based on an exchange rate of 1.12) on a U.S. GAAP basis (not including any outstanding indebtedness of Liberty Global’s UPC Holding borrowing group). The net cash proceeds were approximately €10.1 billion ($11.3 billion based on an exchange rate of 1.12) after taking into account the transfer of the debt at Liberty Global's German operations and adjustments for other debt-like items.

Item 9.01 Financial Statements and Exhibits.

(b)    Pro forma financial information.
The following unaudited pro forma financial information of Liberty Global plc is filed as Exhibit 99.1 attached hereto:
Unaudited Condensed Consolidated Pro Forma Balance Sheet as of March 31, 2019
Unaudited Condensed Consolidated Pro Forma Statement of Operations for the three months ended March 31, 2019
Unaudited Condensed Consolidated Pro Forma Statement of Operations for the year ended December 31, 2018
Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements

(d)     Exhibits.

Exhibit No.     Exhibit Name

99.1	Unaudited Condensed Consolidated Pro Forma Financial Statements

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL PLC

By:	/s/ RANDY L. LAZZELL
Randy L. Lazzell
Vice President

Date: August 6, 2019